Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Bill Loughman Chief Financial Officer 404-525-7272

SPRINT CONSENTS TO AIRGATE PCS MERGER
WITH ALAMOSA HOLDINGS, INC.

ATLANTA (January 31, 2005) — AirGate PCS, Inc. (Nasdaq/NM: PCSA), a PCS Affiliate of Sprint, announced that the Company received Sprint’s consent to the change of control that will occur upon consummation of the previously announced proposed merger of the Company with a subsidiary of Alamosa Holdings, Inc. The receipt of this consent is one of the conditions to the closing of the proposed merger. The shareholders of the Company are scheduled to meet on February 15, 2005 to vote on the adoption of the merger agreement.

About AirGate PCS
AirGate PCS, Inc. is the PCS Affiliate of Sprint with the right to sell wireless mobility communications network products and services under the Sprint brand in territories within three states located in the Southeastern United States. The territories include over 7.4 million residents in key markets such as Charleston, Columbia, and Greenville-Spartanburg, South Carolina; Augusta and Savannah, Georgia; and Asheville, Wilmington and the Outer Banks of North Carolina.

Forward Looking Statements
This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, (1) statements about the benefits of the proposed merger between Alamosa Holdings, Inc. (“Alamosa”) and AirGate PCS, Inc. (“AirGate”), including future financial and operating results; (2) statements with respect to Alamosa’s plans, objectives, expectations and intentions and other statements that are not historical facts; and (3) other statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions. Such statements are based upon the current beliefs and expectations of Alamosa’s and AirGate’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (1) the businesses of Alamosa and AirGate may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected combination benefits from the Alamosa/AirGate transaction may not be fully realized or realized within the expected time frame; (3) the failure of AirGate and Alamosa stockholders to approve the merger and/or the failure to obtain approvals from regulators or other groups; (4) disruption from the merger making it more difficult to maintain relationships with clients, employees or suppliers; (5) Alamosa’s and AirGate’s dependence on their affiliation with Sprint; (6) shifts in populations or

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Sprint Consents to AirGate PCS Merger

January 31, 2005

network focus; (7) changes or advances in technology; (8) changes in Sprint’s national service plans or fee structure with Alamosa or AirGate; (9) change in population; (10) difficulties in network construction; (11) increased competition in Alamosa’s and AirGate’s markets; and (12) adverse changes in financial position, condition or results of operations. Additional factors that could cause Alamosa’s and AirGate’s results to differ materially from those described in the forward-looking statements can be found in the 2004 Annual Report on Form 10-K of AirGate and in the 2003 Annual Report on Form 10-K and in the Quarterly Reports on Form 10-Q of Alamosa filed with the Securities and Exchange Commission (the “Commission”) and available at the Commission’s internet site (http://www.sec.gov). The forward-looking statements in this document speak only as of the date of the document, and Alamosa and AirGate assume no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward-looking statements.

On January 19, 2005, Alamosa filed a definitive proxy statement/prospectus with the Commission regarding the proposed merger with AirGate. Stockholders are urged to read the definitive joint proxy statement/prospectus because it contains important information. Stockholders can obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about Alamosa and AirGate, without charge, at the Commission’s internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the filings with the Commission that are incorporated by reference in the joint proxy statement/prospectus can also be obtained without charge, by directing a request to Alamosa Holdings, Inc., 5225 S. Loop 289, Lubbock, Texas 79424, Attention: Jon Drake (806-722-1100); or AirGate PCS, Inc., Harris Tower, 233 Peachtree Street, N.E. Suite 1700, Atlanta, Georgia 30303, Attention: Bill Loughman (404-525-7272).

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